                                                                     EXHIBIT 4.3

                               S&C HOLDCO 3, INC.

                            11% SENIOR NOTES DUE 2010

                          REGISTRATION RIGHTS AGREEMENT

                                                                  March 11, 2005

To the purchasers of Senior Notes named
in Schedule A attached hereto (the "PURCHASERS")

Dear Sirs:

            S&C Holdco 3, Inc., a corporation organized under the laws of the State of Delaware (the "COMPANY"), proposes to issue and sell its 11% Senior Notes due 2010 (the "NOTES") to the Purchasers, upon the terms set forth in a Purchase Agreement, dated as of March 11, 2005, between the Company and the Purchasers (the "PURCHASE AGREEMENT") relating to the initial placement of the Notes (the "INITIAL PLACEMENT"). To induce you to enter into the Purchase Agreement and to satisfy a condition of your obligations thereunder, the Company agrees with you for your benefit and the benefit of the holders from time to time of the Notes (including the Purchasers) (each a "HOLDER" and, together, the "HOLDERS"), as follows:

            1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

            "ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "AFFILIATE" of any specified Person shall mean any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

            "BROKER-DEALER" shall mean any broker or dealer registered as such under the Exchange Act.

            "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

            "COMMISSION" shall mean the Securities and Exchange Commission.

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "EXCHANGE OFFER REGISTRATION PERIOD" shall mean the 90-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

            "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean a registration statement of the Company on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "EXCHANGING DEALER" shall mean any Holder (which may include the Purchasers) that is a Broker-Dealer and elects to exchange for New Notes any Notes that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company or any Affiliate of the Company) for New Notes.

            "HOLDER" shall have the meaning set forth in the preamble hereto.

            "INDENTURE" shall mean the Indenture relating to the Notes, dated as of March 11, 2005, among the Company, SFC, as guarantor, and The Bank of New York Trust Company, N.A., as trustee, as the same may be amended from time to time in accordance with the terms thereof.

            "INITIAL PLACEMENT" shall have the meaning set forth in the preamble hereto.

            "INITIAL PUBLIC OFFERING" shall mean the initial firm commitment underwritten offering of common stock by SFC which is registered under the Act and following which the common stock of SFC is traded on a U.S. national securities exchange or quoted on the Nasdaq National Market.

            "LOSSES" shall have the meaning set forth in Section 7(d) hereof.

            "MAJORITY HOLDERS" shall mean the Holders of a majority (more than 50%) of the aggregate principal amount of Notes.

            "NEW NOTES" shall mean debt securities of the Company identical in all material respects to the Notes (except that the interest rate step-up provisions and the transfer restrictions shall be modified or eliminated, as appropriate) and to be issued under the Indenture or the New Notes Indenture.

            "NEW NOTES INDENTURE" shall mean an indenture between the Company and the New Notes Trustee, identical in all material respects to the Indenture (except that the interest rate step-up provisions will be modified or eliminated, as appropriate).

            "NEW NOTES TRUSTEE" shall mean a bank or trust company reasonably satisfactory to the Purchasers, as trustee with respect to the New Notes under the New Notes Indenture.

            "NOTES" shall have the meaning set forth in the preamble hereto.

            "ORIGINAL ISSUANCE DATE" shall mean the date the Notes are first issued to the Purchasers pursuant to the Purchase Agreement.

            "PROSPECTUS" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes or the New Notes covered by such Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

            "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble hereto.

            "PURCHASERS" shall mean the parties set forth in Schedule A hereto.

            "REGISTERED EXCHANGE OFFER" shall mean the proposed offer of the Company to issue and deliver to the Holders of the Notes that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Notes, a like aggregate principal amount of the New Notes.

            "REGISTRATION STATEMENT" shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Notes or the New Notes pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

            "REQUIRED SHELF FILING DATE" has the meaning set forth in Section 3(b) hereof.

            "SFC" shall mean Swift Foods Company, a Delaware corporation, or its successors.

            "SHELF REGISTRATION" shall mean a registration effected pursuant to
Section 3 hereof.

            "SHELF REGISTRATION PERIOD" has the meaning set forth in Section 3(b)(ii) hereof.

            "SHELF REGISTRATION STATEMENT" shall mean a non-underwritten "shelf" registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Notes or New Notes, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "TRIGGERING DATE" shall have the meaning set forth in Section 2(a) hereof.

            "TRUSTEE" shall mean the trustee with respect to the Notes under the Indenture.

            2.    Registered Exchange Offer.

                  (a) The Company shall prepare and, not later than 90 days following the closing of the Initial Public Offering (the date of the closing of the Initial Public Offering, the "TRIGGERING DATE") (or if such 90th day is not a Business Day, the next succeeding Business Day), shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Act within 180 days following the Triggering Date (or if such 180th day is not a Business Day, the next succeeding Business Day). Notwithstanding the foregoing, if the 90th day following the Triggering Date (or if such 90th day is not a Business Day, the next succeeding Business Day) is more than 630 days after the Original Issuance Date, then the Company shall have no obligation to file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer.

                  (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Notes for New Notes (assuming that such Holder is not an Affiliate of the Company, acquires the New Notes in the ordinary course of such Holder's business, has no arrangements with any Person to participate in the distribution of the New Notes and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such New Notes from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

                  (c) In connection with the Registered Exchange Offer, the Company shall:

                        (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                        (ii) keep the Registered Exchange Offer open for not less than 20 Business Days and not more than 30 Business Days after the date notice thereof is mailed to the Holders (or, in each case, longer if required by applicable law);

                        (iii) use its reasonable best efforts to keep the
            Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required under the Act, to ensure that it is available for sales of New Notes by Exchanging Dealers during the Exchange Offer Registration Period;

                        (iv) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee, the New Notes Trustee or an Affiliate of either of them;

                        (v) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

                        (vi) prior to effectiveness of the Exchange Offer Registration Statement, if requested by the Commission, provide a supplemental letter to the Commission (A) stating that the Company is conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991); and (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the New Notes to be received in the Registered Exchange Offer and that the Company will not issue New Notes to any Holder participating in the Registered Exchange Offer who fails to certify to the Company that such Holder is acquiring the New Notes in the ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Notes; and

                        (vii) comply in all respects with all applicable laws.

                  (d) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

                        (i) accept for exchange all Notes tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

                        (ii) deliver to the Trustee for cancellation in accordance with Section 5(r) all Notes so accepted for exchange; and

                        (iii) cause the Trustee or the New Notes Trustee, as the
            case may be, promptly to authenticate and deliver to each Holder of Notes a principal amount of New Notes equal to the principal amount of the Notes of such Holder so accepted for exchange.

                  (e) Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the New Notes, if the resales are of New Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Company or one of its Affiliates, (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991) and Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction and such transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent in writing to the Company that, at the time of the consummation of the Registered Exchange Offer:

                        (i) any New Notes received by such Holder will be acquired in the ordinary course of business;

                        (ii) such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Notes or the New Notes within the meaning of the Act;

                        (iii) such Holder is not an Affiliate of the Company (or
            if it is, that it will comply with the registration and prospectus delivery requirements of the Act to the extent applicable);

                        (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the New Notes; and

                        (v) if such Holder is a broker-dealer, that it will receive the New Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

                  (f) If any Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Notes constituting any portion of an unsold allotment, at the request of such Purchaser, the Company shall issue and deliver to such Purchaser or the Person purchasing New Notes registered under a Shelf Registration Statement as contemplated by Section 3 hereof from the Purchaser, in exchange for such Notes, a like principal amount of New Notes.

                  (g) The Company shall use its best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Notes as for New Notes issued pursuant to the Registered Exchange Offer.

            3.    Shelf Registration.

                  (a) If (i) due to any change in law or applicable interpretations thereof by the Commission's staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) for any other reason the Exchange Offer Registration Statement is not declared effective by the Commission under the Act within 180 days of the Triggering Date or the Registered Exchange Offer is not consummated within 30 Business Days of the date of the effectiveness of the Exchange Offer Registration Statement; (iii) any Purchaser so requests with respect to Notes that are not eligible to be exchanged for New Notes in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer; (iv) any Holder (other than the Purchasers) is not eligible to participate in the Registered Exchange Offer or does not receive freely tradable New Notes in the Registered Exchange Offer, other than by reason of such Holder being an Affiliate of the Company (it being understood that the requirement that a participating Broker-Dealer deliver the prospectus contained in the Exchange Offer Registration Statement in connection with sales of New Notes shall not result in such New Notes being not "freely tradable") or
      (v) if the Purchasers participate in the Registered Exchange Offer or acquire New Notes pursuant to Section 2(f) hereof, and a Purchaser does not receive freely tradeable New Notes in exchange for Notes constituting any portion of an unsold allotment, other than because such Purchaser is an Affiliate of the Company (it being understood that (x) the requirement that the Purchaser deliver a Prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Act in connection with sales of New Notes acquired in exchange for such Notes shall not result in such New Notes being not "freely tradeable"; and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of New Notes acquired in the Registered Exchange Offer in exchange for Notes acquired as a result of market-making activities or other trading activities shall not result in such New Notes being not "freely tradeable"), the Company shall effect a Shelf Registration Statement in accordance with subsection (b) below.

                  (b) (i) The Company shall as promptly as practicable (but in no event more than 90 days after so required or requested pursuant to this
      Section 3), file with the Commission and thereafter shall use its reasonable best efforts to cause to be declared effective under the Act a Shelf Registration Statement relating to the offer and sale of the Notes or the New Notes, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however that no Holder (other than the Purchasers) shall be entitled to have the Notes held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further, that with respect to New Notes received by the Purchasers in exchange for Notes constituting any portion of an unsold allotment, the Company may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of its obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

                        (ii) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for the period of two years from the Original Issuance Date or such shorter period that will terminate when all the Notes or New Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "SHELF REGISTRATION PERIOD"). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Notes covered thereby not being able to offer and sell such Notes during that period, unless (A) such action is required by applicable law; or (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets (to the extent permitted by the terms of the Indenture), so long as the Company promptly thereafter complies with the requirements of Section 5(k) hereof, if applicable.

                        (iii) The Company shall cause the Shelf Registration
            Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) Notwithstanding the foregoing provisions of this Section 3, if the Required Shelf Filing Date (or if such day is not a Business Day, the next succeeding Business Day) is more than 630 days after the Original Issuance Date, then the Company shall have no obligation to file with the Commission the Shelf Registration Statement relating to the offer and sale of the Notes or the New Notes, as applicable.

            4. Special Interest. If (a) on or prior to the 90th day following the Triggering Date, the Exchange Offer Registration Statement has not been filed with the Commission or on or prior to the 90th day after the obligation to file the Shelf Registration Statement has arisen, the Shelf Registration Statement has not been filed with the Commission, (b) on or prior to the 180th day following the Triggering Date, the Exchange Offer Registration Statement has not been declared effective by the Commission, (c) on or prior to the 30th Business Day following the date the Exchange Offer Registration Statement is declared effective, the Registered Exchange Offer has not been consummated, or
(d) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of Notes or New Notes in accordance with and during the periods specified in this Agreement (each such event referred to in clauses (a) through (d), a "REGISTRATION DEFAULT"), interest ("SPECIAL INTEREST") will accrue on the principal amount of the Notes and the New Notes (in addition to the stated interest on the Notes and New Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum. Notwithstanding anything to the contrary contained herein, no Special Interest will accrue or be payable (i) if the Company has no obligation to file a Registration Statement pursuant to this Registration Rights Agreement or (ii) with respect to any period following the earlier to occur of (x) the second anniversary of the Original Issuance Date or
(y) the date on which the Notes may be sold or transferred pursuant to Rule 144(k) under the Act (or any similar provision then in force).

            Any amounts of Special Interest due pursuant to this Section 4 will be payable in cash or in PIK Notes (as defined in the Senior Notes Indenture) as provided in the Senior Notes Indenture on the regular interest payment dates with respect to the Notes. The amount of Special Interest will be determined by multiplying the applicable Special Interest rate by the principal amount of the Notes entitled to Special Interest and further multiplied by a fraction, the numerator of which is the number of days such Special Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360. The Special Interest shall be the exclusive remedy available to the Holders for Registration Defaults. In no event shall the Company be required to pay Special Interest in excess of the applicable rates set forth above, regardless of whether one or multiple Registration Defaults exist at the same time.

            All obligations of the Company set forth in the preceding paragraphs that are outstanding with respect to any Note at the time such Note is exchanged for a New Note shall survive until such time as all such obligations with respect to such Note have been satisfied in full.

            5. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

                  (a)   The Company shall:

                        (i) furnish to you, not less than five Business Days prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including, upon request, all documents incorporated by reference therein after the initial filing) and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably propose;

                        (ii) include the information set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

                        (iii) if requested by the Purchasers, include the
            information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and

                        (iv) in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Notes pursuant to the Shelf Registration Statement as selling security holders.

                  (b)   The Company shall ensure that:

                        (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder; and

                        (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (c) The Company shall advise you, the Holders of Notes covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses
      (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

                        (i) when the Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                        (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

                        (iii) of the issuance by the Commission of any stop
            order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                        (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                        (v) of the happening of any event that requires any change in the Registration Statement or the Prospectus in order that, as of such date, the Registration Statement or the Prospectus do not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

                  (d) The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction at the earliest possible time.

                  (e) The Company shall furnish to each Holder of Notes covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

                  (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Notes covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

                  (g) The Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including all material incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

                  (h) The Company shall promptly deliver to the Purchasers, each Exchanging Dealer and each other Person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such Person may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Purchasers, any Exchanging Dealer and any such other Person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the New Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

                  (i) Prior to the Registered Exchange Offer or any other offering of Notes or New Notes pursuant to any Registration Statement, the Company shall arrange, if necessary, for the qualification of the Notes or the New Notes for sale under the laws of such jurisdictions as any Holder shall reasonably request and will maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction or as a dealer in securities where they are not then so qualified or to take any action that would subject them to service of process in suits or taxation in any jurisdiction where it is not then so subject, other than suits arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement.

                  (j) The Company shall cooperate with the Holders of Notes to facilitate the timely preparation and delivery of certificates representing New Notes or Notes to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

                  (k) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above during the period of time in which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to initial purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 and the Shelf Registration Statement provided for in Section 3(b) shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 5(c) to and including the date when the Purchasers, the Holders of the Notes and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section.

                  (l) Not later than the effective date of any Registration Statement, the Company shall provide a CUSIP number for the Notes or the New Notes, as the case may be, registered under such Registration Statement and provide the Trustee or the New Notes Trustee, as the case may be, with printed certificates for such Notes or New Notes, in a form eligible for deposit with The Depository Trust Company.

                  (m) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to their security holders an earnings statement satisfying the provisions of
      Section 11(a) of the Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

                  (n) The Company shall cause the Indenture or the New Notes Indenture, as the case may be, to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner.

                  (o) The Company may require each Holder of Notes or New Notes to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Notes or New Notes as the Company may from time to time reasonably require for inclusion in such Registration Statement. The Company may exclude from such Shelf Registration Statement the Notes or New Notes of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

                  (p) In the case of any Shelf Registration Statement, the Company shall enter into such agreements and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Notes or New Notes; provided, however, the Company shall not be required to enter into any underwriting or similar agreements.

                  (q) In the case of any Shelf Registration Statement, the Company shall:

                        (i) (A) make reasonably available for inspection by the Holders of Notes or New Notes to be registered thereunder, and any attorney, accountant or other agent retained by the Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; and (B) cause the Company's officers, directors, employees accountants and auditors to supply all relevant information reasonably requested by the Holders or any attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders by the counsel designated by and on behalf of the Holders as described in Section 6 hereof;

                        (ii) make such representations and warranties to the Holders of Notes registered thereunder in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

                        (iii) obtain opinions of counsel to the Company and
            updates thereof addressed to each selling Holder to the effect that the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) complies in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission; and (B) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and such other matters as may be reasonably requested by such Holders; and

                        (iv) obtain from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) a comfort letter, addressed to each selling Holder of Notes or New Notes registered thereunder in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted by Statement of Auditing Standards No. 72.

                  (r) If a Registered Exchange Offer is to be consummated, upon delivery of the Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the New Notes, the Company shall mark, or caused to be marked, on the Notes so exchanged that such Notes are being canceled in exchange for the New Notes. In no event shall the Notes be marked as paid or otherwise satisfied.

                  (s) In the event that any Broker-Dealer shall participate as a member of a selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc.) thereof, whether as a Holder of such Notes or as a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such Broker-Dealer in complying with the requirements of such Rules and By-Laws.

                  (t) The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Notes or the New Notes, as the case may be, covered by a Registration Statement.

            6. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 5 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Purchasers for the reasonable fees and disbursements of one firm or counsel acting in connection therewith.

            7.    Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Holder of Notes or New Notes, as the case may be, covered by any Registration Statement (including the Purchasers and, with respect to any Prospectus delivery as contemplated in Section 5(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each Person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  With respect to any untrue statement or omission of material fact made in any preliminary Prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any indemnified person from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such indemnified person occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and non-appealable judgment that (w) the Company had previously furnished copies of the Final Prospectus to such indemnified person, (x) delivery of the Final Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the preliminary Prospectus was corrected in the Final Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Prospectus.

                  (b) Each Holder of securities covered by a Registration Statement (including the Purchasers and, with respect to any Prospectus delivery as contemplated in Section 5(h) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who sign such Registration Statement and each Person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (C) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (D) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its consent; provided, however, that if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel reimbursable under this Section, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d)   In the event that the indemnity provided in paragraph
      (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Holder (including the Purchasers) be responsible for any amount by which the net proceeds received from the sale of such Note by such Holder exceeds the amount of damages for which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to $105,000,000. Benefits received by any Holders (including the Purchasers) shall be deemed to be equal to the proceeds received from the sale of the Notes or New Notes, as applicable. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each Person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each Person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling Persons referred to in this Section hereof, and will survive the sale by a Holder of securities covered by a Registration Statement.

            8. No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

            9. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders and the Company agrees to use reasonable efforts, in connection with the solicitation of any such consent, to inform the Purchasers then holding Notes or New Notes, as the case may be, of the nature of such amendment, qualification, modification, supplement, waiver or departure. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Notes or New Notes, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Holders representing a majority of the aggregate principal amount of the Notes or the New Notes, as the case may be, being sold rather than registered under such Registration Statement, voting together as a single class.

            10. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

                  (a) if to a Holder other than the Purchasers, at the most current address given by such holder to the Company in accordance with the provisions of this Section, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

                  (b) if to the Purchasers, initially at the address set forth in the Purchase Agreement; and

                  (c) if to the Company, initially at its address set forth in the Purchase Agreement.

                  All such notices and communications shall be deemed to have been duly given when received.

                  Any Purchaser or the Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

            11. Successors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Notes and the New Notes. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Notes and the New Notes, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

            12. Counterparts. This Agreement may be in signed counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.

            13. Headings. The headings used herein are for convenience only and shall not affect the construction hereof.

            14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

            15. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

            16. Notes Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes or New Notes is required hereunder, Notes or New Notes, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Notes or New Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Notes or New Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  [Remainder of Page Intentionally Left Blank]

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company and you.

                                      Very truly yours,

                                      S&C Holdco 3, Inc.

                                      By: /s/ Donald F. Wiseman
                                          -----------------------------
                                      Name: Donald F. Wiseman
                                      Title:Vice President, General Counsel and
                                            Secretary

                                      PRIVATE CAPITAL PARTNERS LLC

                                      By: /s/ Michael Hooks
                                          ---------------------
                                      Name:  Michael Hooks
                                      Title: Authorized Member

                                      CANPARTNERS INVESTMENTS IV, LLC

                                      By: /s/ Mitchell R. Julis
                                          ---------------------
                                      Name:  Mitchell R. Julis
                                      Title: Authorized Member

                                      CANYON VALUE REALIZATION FUND, L.P.
                                      BC FUNDING COMPANY LTD.
                                      CANYON BALANCED EQUITY MASTER
                                      UND, LTD.
                                      MACVEST I, LTD.
                                      CANYON CAPITAL ARBITRAGE MASTER
                                      FUND, LTD.
                                      INSTITUTIONAL BENCHMARKS MASTER
                                      FUND, LTD.
                                      BY: CANYON CAPITAL ADVISORS, LLC
                                          ITS INVESTMENT ADVISOR

                                      By: /s/ Mitchell R. Julis
                                          ---------------------
                                      Name:  Mitchell R. Julis
                                      Title: Managing Partner

                                   Schedule A

                                   PURCHASERS

1.    PRIVATE CAPITAL PARTNERS LLC

2.    CANPARTNERS INVESTMENTS IV, LLC

3.    CANYON VALUE REALIZATION FUND, L.P.

4.    BC FUNDING COMPANY LTD.

5.    CANYON BALANCED EQUITY MASTER FUND, LTD

6.    MACVEST I, LTD.

7.    CANYON CAPITAL ARBITRAGE MASTER FUND, LTD.

8.    INSTITUTIONAL BENCHMARKS MASTER FUND, LTD.

                                                                         ANNEX A

            Each Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of New Notes received in exchange for Notes where such Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business 90 days after the Expiration Date, it will make this Prospectus available to any Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B

            Each Broker-Dealer that receives New Notes for its own account in exchange for Notes, where such Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

                                                                         ANNEX C

                              PLAN OF DISTRIBUTION

            Each Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of New Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale.

            The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such New Notes. Any Broker-Dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such Persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

            For a period of 90 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holder of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any Broker-Dealers) against certain liabilities, including liabilities under the Securities Act.

                                                                         ANNEX D

Rider A

            CHECK HERE IF YOU ARE A BROKER-DEALER AND
            WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE
            PROSPECTUS AND 10 COPIES OF ANY AMENDMENT OR
            SUPPLEMENTS THERETO.

            Name:
                     -----------------------------------
            Address:
                     -----------------------------------
                     -----------------------------------

Rider B

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the New Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of New Notes and it has no arrangements or understandings with any Person to participate in a distribution of the New Notes. If the undersigned is a Broker-Dealer that will receive New Notes for its own account in exchange for Notes, it represents that the Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                       D-1